Exhibit 22
List of Guarantor Subsidiaries
As of September 30, 2026, the following subsidiaries of AMC Global Media Inc. guarantee the notes issued by AMC Global Media Inc.

Guarantor	Jurisdiction of Formation
2nd Party LLC	Delaware
61st Street Productions I LLC	Delaware
Across the River Productions LLC	Delaware
Aesir Media Group, LLC	Texas
AMC Content Distribution LLC	Delaware
AMC Film Holdings LLC	Delaware
AMC Games LLC	Delaware
AMC Network Entertainment LLC	New York
AMC Global Media Broadcasting & Technology	New York
AMC Global Media International LLC	Delaware
AMC Networks Productions LLC	Delaware
AMC New Video Holdings LLC	Delaware
AMC Plus Holdings LLC	Delaware
AMC TV Studios LLC	Delaware
AMC/Sundance Channel Global Networks LLC	Delaware
AMCN Properties LLC	Delaware
American Movie Classics IV Holding Corp	Delaware
Animal Control Productions I LLC	Delaware
Anime Network LLC	Texas
Badlands Productions I LLC	Louisiana
Badlands Productions II LLC	Delaware
Cobalt Productions LLC	Delaware
Crossed Pens Development LLC	Delaware
Dark Winds Productions I LLC	Delaware
Digital Store LLC	Delaware
Expedition Productions I LLC	Delaware
Five Moons Productions I LLC	Delaware
Geese Productions LLC	Delaware
Ground Work Productions LLC	Delaware
HIDIVE LLC	Delaware
IFC Entertainment Holdings LLC	Delaware
IFC Entertainment LLC	Delaware
IFC Films LLC	Delaware
IFC In Theaters LLC	Delaware
IFC Productions I L.L.C.	Delaware
IFC Television Holdings LLC	Delaware
IFC Theatres Concessions LLC	Delaware
IFC Theatres, LLC	Delaware
IFC TV LLC	Delaware
Japan Creative Contents Alliance LLC	Delaware

Guarantor	Jurisdiction of Formation
Making Waves Studio Productions LLC	Delaware
Mechanical Productions I LLC	Delaware
Monument Productions I LLC	Delaware
Moonhaven Productions I LLC	Delaware
Newfound Lake Productions I LLC	Delaware
New Video Channel America, L.L.C.	Delaware
NOS4A2 Productions I LLC	Rhode Island
Peach Pit Properties LLC	Delaware
Peachwood Productions LLC	Delaware
Racing Productions LLC	Georgia
Rainbow Media Enterprises, Inc.	Delaware
Rainbow Media Holdings LLC	Delaware
Red Monday Programming LLC	Delaware
RNC Holding Corporation	Delaware
RNC II Holding Corporation	Delaware
Roughhouse Productions I LLC	Delaware
Selects VOD LLC	Delaware
Sentai Holdings, LLC	Texas
Sentai Filmworks, LLC	Texas
Shudder LLC	Delaware
Stalwart Productions LLC	Delaware
Sundance Film Holdings LLC	Delaware
SundanceTV LLC	Delaware
Tales Productions I LLC	Delaware
TWD Productions IV LLC	Delaware
TWD Productions IX LLC	Delaware
TWD Productions V LLC	Delaware
TWD Productions VI LLC	Delaware
TWD Productions VII LLC	Delaware
TWD Productions VIII LLC	Delaware
TWD Productions X LLC	Delaware
TWD Productions XI LLC	Delaware
Universe Productions LLC	Delaware
Vampire Chronicles Productions I LLC	Louisiana
Voom HD Holdings LLC	Delaware
WE tv LLC	Delaware
We TV Studios LLC	Delaware
Woodbury Studios LLC	Delaware